Exhibit 99.04
EXECUTION COPY

$400,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of October 14, 2014
among
SOUTHWESTERN PUBLIC SERVICE COMPANY,
as Borrower,
The Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A. and BARCLAYS BANK PLC,
as Syndication Agents, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC, and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Bookrunners

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	Section 9.10	Documentation Agent and Syndication Agents	59

SECTION 10. MISCELLANEOUS			59

	Section 10.1	Amendments and Waivers	59
	Section 10.2	Notices.	60
	Section 10.3	No Waiver; Cumulative Remedies	61
	Section 10.4	Survival of Representations and Warranties	61
	Section 10.5	Payment of Expenses and Taxes	62
	Section 10.6	Successors and Assigns; Participations and Assignments	63
	Section 10.7	Adjustments; Set-off	66
	Section 10.8	Counterparts	67
	Section 10.9	Severability	67
	Section 10.10	Integration	67
	Section 10.11	GOVERNING LAW	67
	Section 10.12	Submission To Jurisdiction; Waivers	67
	Section 10.13	Acknowledgements	68
	Section 10.14	Confidentiality	68
	Section 10.15	WAIVERS OF JURY TRIAL	69
	Section 10.16	[Reserved]	69
	Section 10.17	USA Patriot Act Notice	69
	Section 10.18	No Fiduciary Duty	69

SCHEDULES:

1.1A	Revolving Commitments
1.1B	Existing Letters of Credit
4.1	Financial Condition
4.2	No Change
7.2	Existing Liens

EXHIBITS:

A	Form of Closing Certificate
B	Form of Assignment and Assumption
C	Form of Exemption Certificate
D-1	Form of New Lender Supplement
D-2	Form of Increased Revolving Commitment Activation Notice
E-1	Form of Extension Request
E-2	Form of Continuation Notice

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AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 14, 2014 among SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent.
RECITALS
The Borrower, certain of the Lenders, the Issuing Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Original Credit Agreement (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.1 hereof).
The Borrower has requested that the Lenders and the Issuing Lenders extend credit to it in the form of a $400,000,000 revolving credit facility (with a $75,000,000 sub-facility for Letters of Credit).
The Lenders are willing to extend such credit and the Issuing Lenders are willing to so issue Letters of Credit (including the Existing Letters of Credit), in each case, on the terms and subject to the conditions set forth herein.
Pursuant to the terms hereof, and upon satisfaction of the conditions set forth herein, the provisions of the Original Credit Agreement are hereby amended and restated in the form of this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

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“ABR Loans”: Revolving Loans the rate of interest applicable to which is based upon the ABR.
“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.
“Agents”: the collective reference to the Syndication Agent, the Documentation Agents and the Administrative Agent.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Agreement”: as defined in the preamble hereto.
“Amendment Agreement”: means the Amendment, Restatement and Joinder Agreement dated as of October 14, 2014 among the Borrower, the Lenders party thereto, the Issuing Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.
“Anti-Corruption Laws”: means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: the rate per annum set forth under the relevant column heading below based on the applicable Debt Rating:

Pricing Level	Debt Ratings Moody's/S&P	Commitment Fee	Eurodollar Loan Margin	ABR Loan Margin	Fully Drawn
I	>A1/A+	.075%	.875%	0.875%
II	A2/A	.100%	1.00%	0	1.00%
III	A3/A-	.125%	1.125%	.125%	1.125%
IV	Baa1/BBB+	.175%	1.25%	.25%	1.25%
V	Baa2/BBB	.225%	1.50%	.50%	1.50%
VI	Baa3/BBB-	.275%	1.75%	.75%	1.75%
For purposes this definition, “Debt Rating” means, as of any date of determination, the rating as determined by S&P or Moody’s (collectively, the “Debt Ratings”) of Borrower’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money; provided that (a) at any time that Debt Ratings are available from each of S&P and Moody’s and

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there is a split in such Debt Ratings, then the higher1 of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply, (b) at any time that there is only one Debt Rating from S&P or Moody’s, then such Debt Rating shall apply, (c) if the Borrower has a Debt Rating below Baa3 from Moody's or BBB- from S&P, Pricing Level VI (as indicated above) shall apply and (d) if the Borrower does not have any Debt Rating, Pricing Level VI (as indicated above) shall apply. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. If the rating system of S&P or Moody’s shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of the Required Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change.
The Applicable Margins and fees above shall be determined and adjusted on the date on which there is a change in the Borrower’s Debt Rating.
“Applicable Percentage”: means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, to the extent provided in Section 2.18, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.
“Approved Cost Recovery Bonds”: securities, however denominated, that are issued by the Borrower or any consolidated Subsidiary of the Borrower (or any instrumentality statutorily authorized for such purpose (whether or not a Subsidiary of the Borrower)), which securities are (i) issued under and in accordance with applicable State public utility law (and expressly approved by the applicable State public utility commission) with respect to the recovery of designated costs or expenditures (including through applicable State public utility commission order for financing) with respect to regulated assets or regulatory assets authorized by the applicable State public utility commission, (ii) under which recourse is limited to assets that are rights to collect designated charges authorized by applicable law to be invoiced to customers of the Borrower or such Subsidiary (together with ancillary related assets customarily included therewith, collectively, “Designated Charges”) and that are, in any event non-recourse to the Borrower and its Subsidiaries (other than for failure to collect and pay over such

1 It being understood and agreed, by way of example, that a Debt Rating of A- is one level higher than a Debt Rating of BBB+.

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Designated Charges and other customary indemnities for such type of financings) and (iii) payable solely from Designated Charges.
“Arranger Party”: each of J.P. Morgan Securities LLC, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., and Wells Fargo Securities, LLC.
“ASC”: The Financial Accounting Standards Board Accounting Standards Codification.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B and which, in any case, shall include the representation of the Assignee thereunder set forth in Section 3(b) of such form attached hereto.
“Available Revolving Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Bankruptcy Event”: means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: as defined in the preamble hereto.
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Revolving Loans hereunder (excluding any conversions or continuations of any Revolving Loan).

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“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, all leases of any Person (including  leases  entered  into  after  the  date  hereof) that are or would be treated as operating leases in accordance with GAAP as in effect on December 31, 2013, shall continue to be accounted for as operating leases (and none of the obligations of the lessee thereunder shall constitute Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP after such date that would otherwise require any of the obligations of the lessee thereunder to be treated as Capital Lease Obligations.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Control”: Xcel Energy Inc. ceasing to directly or indirectly own, beneficially and of record, 100% of each class of issued and outstanding common stock of the Borrower free and clear of all Liens other than Permitted Liens (as such term is defined in the Xcel Energy Credit Agreement) not securing Indebtedness.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commodity Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, commodities.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA  or is  part of  a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
“Continuation Notice”: as defined in Section 2.17(a).
“Continuing Lender”: as defined in Section 2.17(a).

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“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party”: means the Administrative Agent, any Issuing Lender or any other Lender.
“Debt Rating”: as defined in the definition of “Applicable Margin.”
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender”: means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed, within three Business Days of the date required  to  be  funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder,  unless,  in  the  case  of  clause  (i)  above,  such  Lender  notifies  the  Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect,  that it  does  not  intend  or  expect to  comply  with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a written  request by the Administrative Agent or an Issuing Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Issuing Lender’s (as applicable) receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Designated Charges”: as defined in the definition of “Approved Cost Recovery Bonds”.
“Designated Significant Subsidiary”: any Significant Subsidiary designated as such by the Borrower in accordance with Section 6.10, so long as such designation shall not have been revoked pursuant to Section 6.10.

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“Disclosure Materials” means, collectively, (i) the Annual Reports on Form 10-K of Xcel Energy Inc. and each of its Existing Utility Subsidiaries (as defined in the Xcel Energy Credit Agreement) for the fiscal year ended December 31, 2013, (ii) the Quarterly Reports on Form 10-Q of each of Xcel Energy Inc. and its Existing Utility Subsidiaries (as defined in the Xcel Energy Credit Agreement) for each of the two fiscal quarters ended on March 31, 2014 and June 30, 2014 and (iii) the Current Reports on Form 8-K filed by each of Xcel Energy Inc., and its Existing Utility Subsidiaries (as defined in the Xcel Energy Credit Agreement), in each case, after June 30, 2014 but prior to the date hereof.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Documentation Agent”: Wells Fargo Bank, National Association.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event”: (a) any Reportable Event; (b) a determination that any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its  Commonly  Controlled Entities of  any liability under Title IV of ERISA with respect to the termination of any Plan or any other liability under Title IV of ERISA; (e) the receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its Commonly Controlled Entities of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction)   of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the London interbank offered rate as administered by ICE Benchmark Administration2 (or any other Person that takes over the administration of such rate for Dollars for a period equal to, and commencing on the first day of, such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on LIBOR01 or LIBOR02 of the Reuters screen (or any successor or substitute page of such page), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, if the London interbank offered rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurodollar Loans”: Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
           Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

2 ICE Benchmark Administration Limited makes no warranty, express or implied, either as to the results to be obtained from the use of the ICE LIBOR and/or the figure at which ICE LIBOR stands at any particular time on any particular day or otherwise. ICE Benchmark Administration Limited makes no express or implied warranties or merchantibility or fitness for a particular purpose in respect of use of ICE LIBOR.

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“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Loans shall originally have been made on  the  same  day).
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Taxes”: as defined in Section 2.13(a).
“Existing Lender”: shall mean an existing Lender with a “Revolving Commitment” under the Original Credit Agreement immediately prior to the Restatement Effective Date.
“Existing Letters of Credit”: means the letters of credit set forth on Schedule 1.1B that have been issued prior to, and are outstanding on, the Restatement Effective Date.
“Existing Revolving Loans”: shall mean the Revolving Loans under, and as defined in, the Original Credit Agreement.
“Extension Request”: as defined in Section 2.17(a).
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to  Section  1471(b)(1)  of  the  Code.
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.
“Federal Power Act”: the Federal Power Act, as amended from time to time.
“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of  the  Revolving  Commitment Period.
“FERC”: the Federal Energy Regulatory Commission and any successor thereto.
“Fitch”: Fitch, Inc. and any successor thereto.

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“Funded Debt”: of any Person at any date, without duplication, (i) all   indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person evidenced by notes, bonds, debentures or other similar written instruments; (v) any non-contingent obligation of such Person in respect of letters of credit and bankers’ acceptances issued for the account of such Person (other than such letters of credit, bankers’ acceptances and drafts for the purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person (including Affiliates); (vii) all Off-Balance Sheet Liabilities of such Person; and (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Funded Debt other than with respect to such Lien, such Funded Debt shall be considered to be Funded Debt of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien; provided, further, that in no event shall any calculation of Funded Debt of the Borrower include deferred taxes; provided, further, that there shall be excluded from “Funded Debt” an aggregate principal amount of (i) Non-Recourse Debt (including asset securitizations) and Approved Cost Recovery Bonds, (ii) Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities outstanding as of the last day of the immediately preceding fiscal quarter for which financial statements are available in an amount, in the case of this clause (ii), not to exceed 15% of Total Capital as of such date, (iii) net obligations under any Swap Agreement or Commodities Swap Agreement and (iv) indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or 840 Leases.
“Funding Office”: the office of the Administrative Agent specified in Section or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time; provided that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then unless and until the Borrower, the Administrative Agent and the Required Lenders mutually agree to adjustments to the terms hereof to reflect any such Accounting Change, all financial covenants (including those contained in Section 7.1), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement  or opinion  by  the   Financial   Accounting   Standards  Board  of  the

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American Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International Financial Reporting Standards or changes in lease accounting. In the event of an Accounting Change the Administrative Agent, the Required Lenders and the Borrower shall negotiate the adjustments referred to in the proviso to the first sentence of this definition in good faith.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, in any case, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for  the  purchase  or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hybrid Equity Securities”: any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “minimum equity content” by S&P, Basket B equity credit by Moody’s and 25% equity credit by Fitch at the time of issuance thereof and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Revolving Termination Date.

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“Increased Revolving Commitment Activation Notice”: a notice substantially in the form of Exhibit D-2.
“Increased Revolving Commitment Closing Date”: any Business Day designated as such in an Increased Revolving Commitment Activation Notice.
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person redeemable prior to the date that is 91 days after the Revolving Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Indebtedness other than with respect to such Lien, such Indebtedness shall be considered to be Indebtedness of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent  the  terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, any indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or 840 Leases shall not constitute “Indebtedness”.
“Indenture”: collectively, (i) the Indenture, dated as of August 1, 2011 between the Borrower and U.S. Bank National Association, as trustee, as supplemented by that certain Supplemental Indenture, dated as of August 3, 2011 and as the same may otherwise be amended, supplemented or modified from time to time, and (ii) the Indenture, dated February 1, 1999 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as the same may be amended, supplemented, or modified from time to time.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such  Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.

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“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Revolving Loan is outstanding and the Revolving Termination Date of such Revolving Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that  is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Revolving Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months or, if agreed to by all Lenders at such time, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months or, if agreed to by all Lenders at such time, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject  to  the  following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date (as it may be extended, so long as all Lenders are Continuing Lenders with respect to such extension); and
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Issuing Lender”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association, or any affiliate of any of the foregoing, each in its capacity as issuer of any Letter of Credit. Any other Lender selected by the Borrower to be an Issuing Lender shall become an Issuing Lender with the consent of the Administrative Agent and such Lender, in such capacity.
“L/C Commitment”: $75,000,000 in the aggregate.

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“L/C Disbursement”: means a payment made by an Issuing Lender pursuant to a Letter of Credit.
“L/C Exposure”: means, at any time, the sum of (a) the  aggregate  undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower pursuant to Section 3.5 at such time. The L/C Exposure of any Lender at any time shall be its Applicable Percentage of the total L/C Exposure at such time.
“L/C Participants”: with respect to each Issuing Lender, the collective reference to all the Lenders other than such Issuing Lender.
“Lenders”: as defined in the preamble hereto (including, for purposes of Sections 2.12, 2.13, 10.5, 10.7, 10.13 and 10.14, the Issuing Lenders).
“Letters of Credit”: standby letters of credit issued pursuant to Section 3.1 (and including in any case the Existing Letters of Credit).
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or  any  preference,  priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan Documents”: this Agreement, the Amendment Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Mandatorily Convertible Securities”: mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such  securities  require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to the date that is 91 days after the Revolving Termination Date.
“Material Adverse Effect”: any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its  Subsidiaries  taken as  a  whole or (b) the validity or enforceability of any of this Agreement or any other Loan Document or the rights and remedies of the Administrative Agent, the Issuing Lenders or the Lenders hereunder and thereunder; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether a Material Adverse Effect, a material adverse effect, material adverse change or other similar event or occurrence has occurred.
“Material Indebtedness”: Indebtedness (other than the Revolving Loans, Letters of Credit, the principal amount of any Non-Recourse Debt and the principal amount of any Approved Cost Recovery Bonds), or payment obligations in respect of one or more Swap Agreements  or  Commodity  Swap  Agreements,  of  any  one  or  more  of  the  Borrower  and  its

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Significant Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Significant Subsidiary in respect of any Swap Agreement or any Commodity Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Significant Subsidiary would be required to pay if such Swap Agreement or Commodity Swap Agreement, as applicable, were terminated at such time.
“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Lender”: as defined in Section 2.1(c).
“New Lender Supplement”: as defined in Section 2.1(c).
“Non-Excluded Taxes”: all taxes other than Excluded Taxes.
“Non-Extending Lender”: as defined in Section 2.17(a).
“Non-Recourse Debt”: Indebtedness (a) which does not constitute Indebtedness or a Guarantee Obligation of the Borrower or any Significant Subsidiary, (b) as to which neither the Borrower nor any Significant Subsidiary is a lender, (c) in respect of which default would not permit (whether upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Significant Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (d) as to which the lenders thereunder will not have any recourse to the stock or assets of the Borrower or any Significant Subsidiary.
“Non-U.S. Lender”: as defined in Section 2.13(d).
“Notes”: the collective reference to any promissory note evidencing Revolving Loans under this Agreement.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities of the Borrower to the Administrative Agent, to any Issuing Lender or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement  obligations,  fees,  indemnities,  costs,  expenses  (including  all fees, charges and

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disbursements of counsel to the Administrative Agent or to any Lender that are required to be  paid by the Borrower pursuant hereto) or otherwise.
“Off-Balance Sheet Liability”: of a Person, (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction of such Person which is not a Capital Lease Obligation and (iii) all Synthetic Lease Obligations of such Person.  The  amount of  liability  under a Sale and Leaseback Transaction of any Person shall be the amount that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capital Lease Obligation.
“Original Credit Agreement”: that certain Amended and Restated Credit Agreement dated as of July 27, 2012 (as amended prior to the date hereof), among, inter alia, the Borrower, the Existing Lenders, and JPMorgan Chase Bank, N.A., as administrative agent for the Existing Lenders.
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment  made  hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document other than Excluded Taxes.
“Parent”: means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c)
“Patriot Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Permitted Lien”: (i) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 6.3; (ii) any Lien on the properties and assets of a Significant Subsidiary of the Borrower securing an obligation owing to the Borrower or another Significant Subsidiary; (iii) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure  payment of, obligations under workers’ compensation, unemployment insurance, social security or retirement benefits or similar legislation; (iv) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but  only if no Event of Default exists in respect of such order; (v) any Lien existing on (A) any property or asset of any Person at the time such Person becomes a Subsidiary or (B) any property

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or asset at the time such property or asset is acquired by the Borrower or a Subsidiary, but only, in the case of either (A) or (B), if and so long as (1) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (3) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired; (vi) any Lien in existence on the Restatement Effective Date to the extent set forth on Schedule 7.2, but only, in the case of such Lien, to the extent it secures an obligation outstanding on the Restatement Effective Date to the extent set forth on such Schedule; (vii) any Lien upon any real property, fixtures or equipment of the Borrower securing Purchase Money Indebtedness, Capital Lease Obligations or other Indebtedness incurred solely for the purpose of financing the acquisition or construction thereof but only if, in the case of each such Lien, (A) such Lien shall at all times be confined solely to the property or asset the purchase price or construction costs of which was financed through the incurrence of such Purchase Money Indebtedness, Capital Lease Obligation or other Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) such Lien attaches to such property or asset concurrently with or within 180 days after the acquisition or construction thereof; (viii) deposits made in the ordinary course of business to secure the performance of bids, trade contracts (other than Indebtedness), operating leases, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (x) easements, reservations, rights-of-way, restrictions, rights arising under tenancies-in-common, rights of joint owners, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or any Significant Subsidiary conducted at the property subject thereto; (xi) leases and subleases of property owned or leased by the Borrower or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Significant Subsidiaries; (xii) Liens securing obligations, neither assumed by the Borrower or any Significant Subsidiary nor on account of which the Borrower or any Significant Subsidiary customarily pays interest, upon real estate or under which any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Significant Subsidiary is  the  lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment; (xiii) Liens arising by virtue of any  statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution; (xiv) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (v), (vi), (vii) or (xvii) of this definition, but only if (A) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) the principal amount of the obligations

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secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced; (xv) Liens on any property of any Significant Subsidiary securing Indebtedness of such Significant Subsidiary; (xvi) (A) Liens created under or pursuant to the Indenture and (B) any other Liens in favor of any Person of a type permitted under the Indenture, as such Indenture exists on the date hereof, without regard to any waiver, amendment, modification or restatement thereof, unless otherwise agreed to by the Administrative Agent; (xvii) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any Significant Subsidiary and not created in contemplation thereof; (xviii) Liens securing obligations under leases, agreements or arrangements characterized or recharacterized as Capital Lease Obligations pursuant to ASC Topic 840 Leases, (xix) any Liens on applicable Designated Charges securing Approved Cost Recovery Bonds and (xx) Liens not described in clauses (i) through (xix), inclusive, securing Indebtedness or other liabilities or obligations of the Borrower and/or its Significant Subsidiaries in an aggregate principal amount outstanding not to exceed 10% of the consolidated net worth of the Borrower and its Subsidiaries at the time of such incurrence.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower or a Commonly Controlled Entity, or with respect to which the Borrower, or a Commonly Controlled Entity has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Prime Rate”: the rate of interest per annum publicly announced from time  to  time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New  York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).
“Purchase Money Indebtedness”: Indebtedness of the Borrower or any Significant Subsidiary that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset; provided that such Indebtedness is incurred within 180 days after such purchase.
“Register”: as defined in Section 10.6(b).
“Regulations”: of the Board, regulations (including without limitation Regulations D, T, U and X) of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

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“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.
“Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the Borrower.
“Restatement Effective Date”: October 14, 2014, subject to satisfaction of all of the conditions specified in Section 5.3.
“Revolving Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof including, without limitation, pursuant to Section 2.1(b).
“Revolving Commitment Period”: as to any Lender, the period from and including the Restatement Effective Date to the Revolving Termination Date applicable thereto.
“Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s L/C Exposure then outstanding.
“Revolving Loans”: as defined in Section 2.1(a).
“Revolving Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit of all Lenders then outstanding.
“Revolving Termination Date”: the date that is the fifth (5th) anniversary of the Restatement Effective Date; provided that if such date is not a Business Day, the Revolving

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Termination Date shall be the immediately preceding Business Day; provided further that with respect to Continuing Lenders only, the Revolving Termination Date may be extended pursuant to Section 2.17.
“S&P”: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or any successor thereto.
“Sale and Leaseback Transaction”: any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.
“Sanctioned Country”: at any time, a country or territory which is itself the target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC”: the Securities and Exchange Commission and any successor thereto.
“Significant Subsidiary”: (a) any current or subsequently acquired Subsidiary the total assets of which equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries and (b) any Designated Significant Subsidiary.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
“Specified L/C Commitment”: as to each Issuing Lender, $18,750,000.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

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“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, equity or debt instruments or securities, including indices relating thereto, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.
“Syndication Agents”: Bank of America, N.A. and Barclays Bank PLC.
“Synthetic Lease Obligation”: the monetary obligation of a Person under (i) a so-called synthetic or off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of  such  Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance  with  GAAP if such lease or agreement were accounted for as a Capital Lease Obligation.
“Total Capital”: the sum of (A) stockholder’s equity, which is the sum of common stock, premium on common stock, retained earnings and preferred stock plus (B) Funded Debt plus (C) to the extent not included in Funded Debt, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities, in each case as determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Total Capital” any non-cash effects resulting from the application of (i) ACS Topic 740 Income Taxes or (ii) ACS Topic 715 Compensation-Retirement Benefits.
“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $400,000,000.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.
“Transferee”: any Assignee or Participant.
“Trust Preferred Securities”: any preferred securities issued by a Trust Preferred Securities Subsidiary, where such preferred securities have the following characteristics:
(i)    such Trust Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or  a  wholly-owned direct or indirect  Subsidiary  of  the  Borrower  in  exchange  for  subordinated  debt  issued  by the Borrower or such wholly-owned direct or indirect Subsidiary, respectively;

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(ii)    such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest  payments  on the subordinated debt; and
(iii)    the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) makes periodic interest payments on the subordinated debt, which interest payments are in turn used by the Trust Preferred Securities Subsidiary to make corresponding payments to the holders of such preferred securities.
“Trust Preferred Securities Subsidiary”: any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly Owned Subsidiaries of the Borrower) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Trust Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) and payments made from time to time on such subordinated debt.
“Type”: as to any Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan.
“United States”: the United States of America.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part  I  of  Subtitle E of Title IV of ERISA.
“Xcel Energy Credit Agreement”: the Amended and Restated Credit Agreement, dated as of the date hereof, among Xcel Energy Inc., a Minnesota corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become

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liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall  have  correlative  meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

AMOUNT AND TERMS OF REVOLVING COMMITMENTS
Section 2.1    Revolving Commitments.
(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s L/C Exposure then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.
(b)    At any time, the Borrower and any one or more Lenders (including New Lenders) may agree that such Lender(s) shall make, obtain or increase the amount of their Revolving Commitments by executing and delivering to the Administrative Agent an Increased Revolving Commitment Activation Notice specifying the amount of such increase and the applicable Increased Revolving Commitment Closing Date. Notwithstanding the foregoing, (i) the aggregate amount of incremental Revolving Commitments obtained pursuant to this Section 2.1(b) shall not exceed $50,000,000, (ii) incremental Revolving Commitments may not be made, obtained or increased during the continuation of a Default or Event of Default, including after giving pro forma effect to the incremental Revolving Commitments in question and (iii) the increase effected pursuant to this paragraph shall be in a minimum amount of at least $15,000,000 (or, if less, the remaining unutilized portion of such $50,000,000). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

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(c)    Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed), elects to become a “Lender” under this Agreement in connection with an increase described in Section 2.1(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(d)    On each Increased Revolving Commitment Closing Date on which there are Revolving Loans outstanding, the New Lender(s) and/or Lender(s) that have increased their Revolving Commitments shall make Revolving Loans, the proceeds of which will be used to prepay such portions of the Revolving Loans of other Lenders, so that, after giving effect thereto, the resulting Revolving Loans outstanding are allocated among the Lenders in accordance with Section 2.11(a) based on the respective Revolving Percentages of the Lenders after giving effect to such Increased Revolving Commitment Closing Date.
(e)    The Borrower shall repay the outstanding Revolving Loans of each Lender on the Revolving Termination Date applicable to such Lender.
Section 2.2    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (or, with respect to any Eurodollar Loans to be made on the Restatement Effective Date, such shorter time period as may be agreed by the Administrative Agent) or (b) 2:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Revolving Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time (or, in the case of ABR Loans requested after 11:00 A.M., New York City time, prior to 4:00 P.M., New York City time), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

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Section 2.3    Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period applicable thereto, computed at the Applicable Margin with respect to the commitment fee on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
Section 2.4    Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments, in each case, without premium or penalty; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. Following an Extension Request pursuant to Section 2.17, the Borrower may terminate the Revolving Commitments of the Non-Extending Lenders; provided that the Borrower shall prepay the Revolving Loans of such Non-Extending Lenders but not any other Lenders on the effective date of such termination, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Extending Lenders.
Section 2.5    Optional Prepayments. The Borrower may at any time and from time to time prepay, the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on the prepayment date, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified   in such notice shall be due and payable on the date specified therein, together with  accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall  be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (it being agreed that the failure of the Borrower to make any such voluntary prepayment on such date shall   not result in an Event of Default and that the sole remedy with respect to such failure shall be the obligation to pay any amounts which may become owing as a result of such failure pursuant   to Section 2.14).

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Section 2.6    Conversion and Continuation Options. The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date, provided that any such conversion  of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and    is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or the immediately preceding paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice    the Administrative Agent shall promptly notify each Lender thereof.
Section 2.7    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.
Section 2.8    Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal   to the Eurodollar Rate determined for such day plus the Applicable Margin with respect to Eurodollar Loans.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect to ABR Loans.
(c)    (i) If all or a portion of the principal amount of any Revolving Loan or Reimbursement  Obligation  shall not  be  paid  when  due  (whether   at   the   stated   maturity, by

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acceleration or otherwise (as determined after giving effect to any grace periods applicable to the payment thereof)), all outstanding Revolving Loans and Reimbursement Obligations (whether or not overdue ) shall bear interest at a rate per annum equal to (x) in the case of the Revolving Loans,  the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest, fees or other amounts payable on any Revolving Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise   (as determined after giving effect to any grace periods applicable to the payment thereof)), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time  to time on demand.
Section 2.9    Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and   the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).
Section 2.10    Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders that:
(a)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

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(b)    the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Loans during such Interest Period, then (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Revolving Loans to Eurodollar Loans.
Section 2.11    Pro Rata Treatment and Payments. Except as otherwise expressly provided herein, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.
(b)    Except as otherwise expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.
(c)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount  is not made available to the Administrative Agent by the

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required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent,   on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Revolving Loans, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower against such Lender.
(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.4 or 2.11(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Lenders to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.12    Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Excluded Taxes, Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

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(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or
(iii)    shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender, reasonably promptly after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled   to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become    so entitled, setting forth in reasonable detail the calculations upon which such Lender determined such amounts. For purposes of this clause (a) and clause (b) below, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and been adopted on the later of the actual effective date thereof and one (1) Business Day after the effectiveness of this Agreement and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law”, regardless of the date enacted, adopted or issued; provided that, as to any Lender seeking reimbursement or compensation hereunder with respect to either of clause (A) or (B) immediately above, such Lender shall only be so reimbursed or compensated to the extent that such Lender is then generally seeking similar reimbursement or compensation in respect of credit transactions entered into on or after the date hereof similar to the transactions contemplated hereby from borrowers similarly situated to the Borrower to the extent such Act, requests, rules, guidelines or directives are applicable thereto.
(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the calculations upon which

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such Lender determined such amounts, the Borrower shall pay to such Lender reasonably promptly after such submission such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if within such six-month period circumstances occur that give rise to such claim having a retroactive effect, then such six-month period shall be extended to include the period of such retroactive     effect.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable       hereunder.
Section 2.13    Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any U.S. Federal withholding taxes imposed under FATCA (such excluded taxes being the “Excluded Taxes”). If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such taxes are Non-Excluded Taxes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive such additional amounts from the Borrower with respect to such Non- Excluded Taxes pursuant to this paragraph, so long as such additional  amounts  payable by the Borrower are not increased thereby.

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(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment as is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the   appropriate  taxing  authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
(d)    Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W- 8BEN, Form W-8BEN-E or Form W-8ECI, as applicable, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit C and a Form W-8BEN or Form W8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms  shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(e)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

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(f)    If a payment made to a Lender under any Loan Document would  be  subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the  Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all associated out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority  with  respect to such refund); provided, that the Borrower, upon the request of the Administrative  Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems  confidential) to  the  Borrower  or  any  other  Person.
(h)    The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.
(i)    For purposes of this Section 2.13, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
(j)    For purposes of determining withholding taxes imposed under FATCA, from and after the effective date of the Amendment Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Original Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 2.14    Indemnity. The Borrower agrees to indemnify each Lender for,  and  to hold  each  Lender  harmless  from,  any  loss or expense that such Lender may sustain or

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incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given  a  notice  thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 2.16. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.
Section 2.15    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such  Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).
Section 2.16    Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13(a), (iii) any Lender fails to give consent to any amendment, waiver or modification requiring the consent of all Lenders or all affected Lenders and as to which Lenders constituting the Required Lenders have so consented, (iv) any Lender fails to extend its Revolving Commitment pursuant to an extension otherwise approved pursuant to Section 2.17 or (v) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender, but without any requirement of the consent of such Lender, and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this  Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if  a Lender  accepts such assignment); provided that (i) with respect to any replacement

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Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and if an L/C Commitment is being assigned, the Issuing Lenders), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13(a), such assignment will result in a reduction in such compensation or payments and (iv) in the case of any assignment resulting from a  Non-Extending  Lender  pursuant to Section 2.17, so long as such Non-Extending Lender’s outstanding Obligations are fully repaid as set forth in clause (ii) above in connection therewith, such Non-Extending Lender may be replaced on a non-pro-rata basis with lenders having greater or lesser aggregate Revolving Commitments than such Non-Extending Lender being so replaced, provided that after giving effect to such assignment, the Total Revolving Commitments shall be no greater than the Total Revolving Commitments immediately prior to giving effect thereto, subject to any increase in the amount of Revolving Commitments pursuant to Section 2.1(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.17    Extension of Revolving Termination Date. The Borrower may, by written notice to the Administrative Agent in the form of Exhibit E-1 (an “Extension Request”) given no earlier than the first anniversary of the Restatement Effective Date but no later than 45 days prior to the then applicable Revolving Termination Date, request that the then applicable Revolving Termination Date be extended to a date (as requested by the Borrower) that is up to one calendar year after the then applicable Revolving Termination Date. Such extension shall be effective with respect to each Lender that, by a written notice in the form of Exhibit E-2 (a “Continuation Notice”) to the Administrative Agent given no later than 30 days after the applicable Extension Request is given by the Borrower (or such later date as the Borrower shall specify in such Extension Request) (the “Extension Request Response Date”), consents, in its sole discretion, to such extension (each Lender giving a Continuation Notice being referred to herein as a “Continuing Lender” and each Lender other than a Continuing Lender being referred to herein as a “Non-Extending Lender”), provided that (i) such extension shall be effective only if the aggregate Revolving Commitments of the Continuing Lenders constitute at least a majority of the Total Revolving Commitments on the date of the Extension Request, (ii) any Lender that fails to submit a Continuation Notice on or before the applicable Extension Request Response Date shall be deemed not to have consented to such extension and shall constitute a Non-Extending Lender, (iii) not later than ten days prior to the then applicable Revolving Termination Date (prior to giving effect to such requested extension thereof), the Borrower shall  have  the  right to replace any Non-Extending Lender without its consent or acknowledgement on a  non-pro-rata basis with one or more Continuing Lenders willing to honor the Borrower’s Extension Request on behalf of such Non-Extending Lender (including at a higher or lower Revolving Commitment than such Non-Extending Lender’s Revolving Commitment), provided that after giving effect to such replacement, the Total Revolving Commitments shall be no greater than the

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Total Revolving Commitments immediately prior to giving effect thereto, subject to any increase in the amount of Revolving Commitments pursuant to Section 2.1(b) and (iv) the Borrower may give only two Extension Requests during the term of this Agreement. No Lender shall have any obligation to consent to any extension of the Revolving Termination Date. The Administrative Agent shall notify each Lender of the receipt of an Extension Request promptly  after  receipt  thereof.  The Administrative Agent shall notify the Borrower and the Lenders no later than five days after the applicable Extension Request Response Date whether the Administrative Agent has received Continuation Notices from Lenders holding Revolving Commitments aggregating at least a majority of the Total Revolving Commitments on the date of the applicable Extension  Request.
(b)    The Revolving Commitment of each Non-Extending Lender shall terminate at the close of business on the Revolving Termination Date in effect prior to  the  delivery of such Extension Request without giving any effect to such proposed extension. In accordance with Section 2.1(e), on such Revolving Termination Date, the Borrower shall pay to the Administrative Agent, for the account of each Non-Extending Lender, an amount equal to such Non-Extending Lender’s Revolving Loans, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Extending Lender. If, however, on or before the date which is 10 days prior to the Revolving Termination Date in effect prior to the delivery of an Extension Request pursuant to this Section 2.17, the Borrower obtains a replacement Lender pursuant to Section 2.16 for any such Non-Extending Lender and such replacement Lender agrees to the extension of the Revolving Termination Date pursuant to this Section 2.17, then such replacement Lender shall for all purposes of this Section 2.17 and this Agreement be deemed to be a Continuing Lender, and the Revolving Loans of such Lender shall not be due and payable pursuant to this Section 2.17(b).
Section 2.18    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender :
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.3;
(b)    the Revolving Commitment and Aggregate Exposure of each Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the  vote  of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby (as set forth in the proviso to Section 10.1);
(c)    if any L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:

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(i)    provided that no Default or Event of Default exists, all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Aggregate Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize, for the benefit of the Issuing Lenders only, the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;
(iv)    if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.3 and Section 3.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender's L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lenders or any other Lender hereunder, all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender's L/C Exposure shall be payable to the Issuing Lenders until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Lender has  a  good  faith  belief  that  any  Lender  has defaulted in fulfilling its obligations under one or

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more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrower or such Lender to defease any risk to such Issuing Lender in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that  caused  such  Lender to be a Defaulting Lender, then the L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

LETTERS OF CREDIT
Section 3.1    L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in  reliance  on  the  agreements  of  the  other  Lenders  set  forth  in  Section 3.4(a), agrees to issue Letters of Credit upon the request and for the account of the Borrower (and for the benefit of the Borrower or any Subsidiary of the Borrower) on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, (i) after giving effect to such issuance, (A) the L/C Exposure would exceed the L/C Commitment or (B) the aggregate amount of the Available Revolving Commitments would be less than zero or (C) unless otherwise agreed to by such Issuing Lender, the L/C Exposure with respect to all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Specified L/C Commitment or (ii) such Issuing Lender shall have received written notice from the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not have been satisfied. On the Restatement Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for the account of the Borrower. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date (as it may be extended, so long as the Available Revolving Commitments of all Continuing Lenders would equal or exceed zero following such extension); provided, however, that any Letter of Credit, whether newly requested or an existing Letter of Credit that is extended or automatically renewed, may have an expiration date after the Revolving Termination Date (so long as such expiration date remains in compliance with clause (x) above) so long as the Borrower cash collateralizes such Letter of Credit at 101% of the available face amount of such Letter of Credit on or prior to the date which is five Business Days prior to the Revolving Termination Date and the Administrative Agent and the relevant Issuing Lender providing such Letter of Credit agree to such expiration date at the time such Letter of Credit or extension is requested or at the time such existing Letter of Credit is to be automatically renewed, as applicable; provided further that any Letter of Credit (other  than  a  Letter of  Credit to  which  Section  2.18(c)(ii) applies) with  a

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one-year term may provide for the renewal thereof for additional one-year periods (which shall only extend beyond the date referred to in clause (y) above if the condition described in the first proviso of this sentence is satisfied).
(b)    No Issuing Lender shall at any time be obligated to issue any Letter of  Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator having jurisdiction over the Issuing Lender shall by its terms (x) purport to enjoin such Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender shall prohibit such Issuing Lender from the issuance of letters of credit, generally, or such Letter of Credit, in particular or (y) impose upon such Issuing Lender with respect to any such Letter of Credit any reserve, capital or liquidity requirement (for which such Issuing Lender is not compensated hereunder or otherwise by agreement of the Borrower) not in effect on the Restatement Effective Date or impose on such Issuing Lender any loss, cost or expense (for which such Issuing Lender is not compensated hereunder or otherwise by agreement of the Borrower) which such Issuing Lender in good faith deems material to it or (ii) the issuance of such Letter of Credit would violate the legal, regulatory or compliance policies of such Issuing Lender applicable to letters of credit generally, in each case, to the extent such policies and prohibitions are implemented to comply with applicable law or regulation binding upon such Issuing Lender and are being applied with respect to the Borrower consistently with such application thereof to all similarly situated Borrowers under similar circumstances.
Section 3.2    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address set forth in its Issuing Lender Agreement an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower.  Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The applicable Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
Section 3.3    Fees and Other Charges. The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, to be shared ratably among the Lenders (other than Defaulting Lenders) and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee for each Letter of Credit requested by the Borrower in such amount and at such times as may

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be set forth in a separate letter agreement between the Borrower and such Issuing Lender (each, an “Issuing Lender Agreement”), which shall contain such Issuing Lender’s address for notices.
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4    L/C Participations.
(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which  such  Issuing  Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or  an  Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, in the event that a Letter of Credit is extended beyond the Revolving Termination Date in accordance with Section 3.1(a), the obligations of an L/C Participant that is not a Continuing Lender shall terminate on the Revolving Termination Date (without regard to such extension).
(b)    If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section  3.4(a) is not made  available  to an Issuing  Lender  by such  L/C

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Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A  certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
Section 3.5    Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other  costs  or  expenses  incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the applicable Issuing Lender at its address set forth in its Issuing Lender Agreement in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.8(b) and (y) thereafter, Section 2.8(c).
Section 3.6    Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Except to the extent expressly otherwise provided below, the Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender as determined in a final, non-appealable judgment by a court of competent  jurisdiction. The Borrower  agrees that any  action

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taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, except to the extent constituting gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower; provided that the Borrower shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent caused by (i) the gross negligence or willful misconduct of such Issuing Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) such Issuing Lender’s willful failure or gross negligence in failing to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.
Section 3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the applicable Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter  of  Credit  shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
Section 3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
Section 3.9    Existing Letters of Credit. On the Restatement Effective Date, each Existing Letter of Credit shall, automatically and without further action, be deemed to be a Letter of Credit that has been issued hereunder as of the Restatement Effective Date for all purposes hereunder and under the other Loan Documents. Without limiting the foregoing, (i) each such Existing Letter of Credit shall be included in the calculation of L/C Exposure, (ii) all liabilities of the Borrower with respect to such Existing Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit as provided in Section 3.4.
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
Section 4.1    Financial Condition. (i) The audited consolidated balance sheet of the Borrower as at December 31, 2013, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from Deloitte  &  Touche  LLP,  present  fairly  the  consolidated  financial  condition of the

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Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended and (ii) the unaudited consolidated balance sheet of the Borrower as at June 30, 2014 and the related consolidated statements of income and cash flows for the fiscal quarter then ended, present fairly the consolidated financial condition of the Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with  GAAP  (as then in effect)  (other  han with respect to the absence of footnotes and subject to normal year-end adjustments) applied consistently throughout the periods involved (except as agreed by the Administrative Agent and the Required Lenders or as approved by the aforementioned firm of accountants and disclosed therein). As of the Restatement Effective Date, except as  set  forth  on  Schedule 4.1 and/or as disclosed in the SEC public filings of the Borrower and its Subsidiaries prior to the date hereof, neither the Borrower nor any Significant Subsidiary has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to above in this paragraph.
Section 4.2    No Change. As of the Restatement Effective Date, except as set forth on Schedule 4.2 and/or as disclosed in the Disclosure Materials, since December 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 4.3    Existence. The Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material properties, to lease the material properties it operates as lessee and to conduct the business  in  which it is currently engaged and (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing  could not,  in the aggregate,  reasonably be expected to have a Material Adverse Effect.
Section 4.4    Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the  Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (a) any extension of credit hereunder when made (except, in each case, for consents, authorizations, filings, notices or other acts required with respect to such extension of credit that have been obtained or made and are in full force and effect at the time of  such  extension  of  credit) or (b) the execution, delivery, performance, validity or enforceability of this Agreement, the Amendment Agreement or any of the Loan Documents. Each Loan Document has been duly

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executed and delivered on behalf of the Borrower. Each of this Agreement and the Amendment Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) conflict with or violate any (i) Requirement of Law or (ii) Contractual Obligation of the Borrower or any Significant Subsidiary (except in the case of this clause (a) to the extent any such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect) and (b) result in, or require, the creation or imposition  of  any  Lien  on  any   of  their   respective   properties   or  revenues   pursuant   to  any Requirement of Law or any such Contractual Obligation.
Section 4.6    Litigation. As of the Restatement Effective Date, (a) except as disclosed in the SEC public filings of the Borrower or its subsidiaries prior to the date hereof, no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or  against  the  Borrower or any Significant Subsidiary or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect and (b) no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.
Section 4.7    Taxes. Each of the Borrower and each Significant Subsidiary has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) where failure to file  such  returns or pay, discharge or otherwise satisfy such taxes, fees or other charges could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary).
Section 4.8    Federal Regulations. No part of the proceeds of any Revolving Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.

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Section 4.9    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred and (ii) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
Section 4.10    Approvals, Authorization, Notice. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except for any authorization, order, approval, notice, filing or other action (i) that is not yet required to be obtained, made or taken or (ii) that has duly been obtained, made or taken and is (x) in full force and effect and (y) sufficient for the purposes hereof, or except where the failure to satisfy any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
Section 4.11    Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board, the New Mexico Public Regulation Commission and the FERC under the Federal Power Act) that limits its ability to incur Indebtedness.
Section 4.12    Use of Proceeds. Subject to Sections 4.8 and 7.6, the proceeds of the Revolving Loans and the Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, refinancing indebtedness of the Borrower and its Subsidiaries outstanding from time to time.
Section 4.13    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure, in its reasonable judgment, compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the Borrower’s knowledge, each of the foregoing’s respective officers, employees, directors and agents (in each case, in their respective capacities as such) are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or, to the Borrower’s knowledge, any of the foregoing’s respective directors, officers or employees (in their capacities as such), or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary (in their capacities as such) that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing hereunder or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

CONDITIONS PRECEDENT
Section 5.1    [Reserved].

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Section 5.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit, other than conversions and continuations of Loans, requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than the representations and warranties contained in Sections 4.2 and 4.6, which representations and warranties need only be true and correct on and as of the Restatement Effective Date) shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
Each borrowing, other than conversions and continuations of Loans, by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and  warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether the conditions in this Section 5.2 have been satisfied.
Section 5.3    Effective Date Conditions. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    Loan Documents. The Administrative Agent shall have received the Amendment Agreement and this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A.
(b)    Repayment of Existing Revolving Loans. The Borrower shall have repaid the “Obligations” under (and as defined in) the Original Credit Agreement by delivering to the Administrative Agent an amount equal to the sum of (i) the aggregate principal amount of the Existing Revolving Loans owing to any Existing Lender immediately prior to the Restatement Effective Date (if any), (ii) all accrued and unpaid interest on such Existing Revolving Loans (if any) and (iii) any other amounts (if any) owing to such Existing Lender under the “Loan Documents” under the Original Credit Agreement as of the Restatement Effective Date, including amounts owing pursuant to Sections 2.3 and  3.3 of the Original Credit Agreement but excluding the Existing Letters of Credit.
(c)    Financial Statements. The Borrower shall have delivered or made available (including by electronic communication regarding public filings thereof in

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accordance with the penultimate paragraph of Section 10.2) audited consolidated financial statements of the Borrower for the 2011, 2012 and 2013 fiscal years.
(d)    Approvals. All approvals from FERC and/or any public service commission  or similar body of the applicable state, if any, required as of the Restatement Effective Date in connection with the transactions contemplated hereby shall have been obtained on satisfactory terms and shall be in full force and effect.
(e)    Fees. The Lenders and the Administrative Agent shall have received all fees agreed to be paid, and all reasonable out-of-pocket expenses agreed to be paid for which invoices have been presented (including the reasonable out-of-pocket fees and expenses of a single legal counsel for all Arranger Parties, the Administrative Agent and the Lenders, collectively), reasonably in advance of the Restatement Effective Date. The Administrative Agent and the Borrower shall have entered into an amended and restated fee letter relating to the servicing fee payable hereunder.
(f)    Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Restatement Effective Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and (ii) a good standing certificate for the Borrower from its jurisdiction of organization.
(g)    Anti-Terrorism Compliance. At least two Business Days before the Restatement Effective Date each Lender shall have received all documents and other information reasonably requested by it that is required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the Patriot Act.
(h)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
(i)    the legal opinion of Jones Day, special New York counsel to the Borrower; and
(ii)    the legal opinion of Hinkle, Hensley, Shanor & Martin, LLP, local counsel to the Borrower.
Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

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AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit   remains   outstanding or any Revolving Loan or  other  amount is  owing to any Lender, any Issuing Lender or the Administrative Agent hereunder:
Section 6.1    Financial Statements. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders):
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the   audit,   by   Deloitte  &  Touche LLP   or other   independent   certified public  accountants of nationally recognized standing; and
(b)    as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting   forth   in   each   case in   comparative   form   the figures for   the  previous  year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
All such financial statements shall present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries and shall be prepared in reasonable detail and in accordance with GAAP applied (except as (i) otherwise provided herein, (ii) approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein or (iii) in the case of interim financial statements, the absence of footnotes and normal year-end adjustments) consistently throughout the periods reflected therein and with prior periods.
Section 6.2    Certificates; Other Information. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders, or, in the case of clause (c), to the relevant Lender):
(a)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed  or satisfied  by it, and that  such  Responsible Officer has obtained no

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knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 7.1 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(b)    within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all reports on Forms 10-K, 10-Q and 8-K that the Borrower files with the SEC; and
(c)    promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.
Section 6.3    Payment of Obligations and Taxes. The Borrower shall and shall cause each of its Significant Subsidiaries to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations (including, without limitation, obligations with respect to material taxes) of whatever nature, except that neither the Borrower nor any Subsidiary shall be required to pay, discharge or otherwise satisfy any such obligation or taxes (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) where failure to pay, discharge or otherwise satisfy such obligation could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.4    Maintenance of Existence; Compliance. The Borrower shall and shall cause each of its Significant Subsidiaries:
(a)    to preserve, renew and keep in full force and effect its organizational existence, except as otherwise permitted by Section 7.3 or 7.4;
(b)    to take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted by Section 7.3 or (ii) to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)    to comply with all Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.5    Maintenance of Property; Insurance. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance  on  its property  in  at  least  such  amounts  (subject  to  deductibles  and  self-retention

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limits) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.
Section 6.6    Inspection of Property; Books and Records; Discussions. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep proper books of records and account in which full, true and correct (in all material respects when taken as a whole) entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) from time to time, but not to exceed once in any twelve month period, during normal business hours and on reasonable prior notice, permit representatives of any Lender to visit and inspect any of its  properties  (subject to such physical security requirements as the Borrower or the applicable Significant Subsidiary may require) and examine and make abstracts from any of its books and records (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section 6.6) and to discuss the business, operations, properties and financial and other condition of the Borrower and the Significant Subsidiaries with officers and employees of the Borrower and the Significant Subsidiaries and with their independent certified public accountants; provided, however, that during the occurrence and continuance of an Event of Default, the Borrower shall and shall cause each of its Significant Subsidiaries to permit representatives of any Lender to engage in the activities permitted in clause (b), above at any reasonable time and as often as may reasonably be desired.
Section 6.7    Notices. Promptly after any Responsible Officer of the Borrower with responsibility for the matter in question becomes aware thereof, the Borrower shall give notice to the Administrative Agent (which shall in turn furnish such notice to the Lenders) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of the Borrower or any Significant Subsidiary or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any Significant Subsidiary, on the one hand, and any Governmental Authority, on the other hand, that in either case, if not cured could reasonably be expected to have a Material Adverse Effect;
(c)    (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, which in any case under clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect; and
(d)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

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Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or such Significant Subsidiary proposes to take with respect thereto.
Section 6.8    Ownership of Significant Subsidiaries. The Borrower shall at all times, directly or indirectly own, beneficially and of record, except as permitted by Section 6.10, 7.3 or 7.4, 100% of each class of issued and outstanding common stock of each Significant Subsidiary.
Section 6.9    Scope of Business. The Borrower shall, and shall cause each Significant Subsidiary to, engage primarily in energy-related businesses.
Section 6.10    Significant Subsidiaries So long as no Default or Event of Default then exists or arises as a result thereof, the Borrower may from time to time by written notice delivered to the Administrative Agent:
(a)    designate any Subsidiary as a Significant Subsidiary; and
(b)    with respect to any Designated Significant Subsidiary, revoke its designation as a Significant Subsidiary; provided that the assets of such Designated Significant Subsidiary could have been disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Designated Significant Subsidiary.
Section 6.11    Compliance with Certain Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure, in its reasonable business judgment, compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions.
NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Revolving Loan or other amount is owing to any Lender, any Issuing Lender or the Administrative Agent hereunder:
Section 7.1    Ratio of Funded Debt to Total Capital. The Borrower shall not permit the ratio of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis to Total Capital as at the last day of any fiscal quarter of the Borrower to exceed 0.65 to 1.00.
Section 7.2    Liens. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

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Section 7.3    Fundamental Changes. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, merge or consolidate with any Person, except that, if after giving effect thereto no Default or Event of Default would exist, this Section 7.3 shall not apply to (a) any merger or consolidation of the Borrower with any one or more Persons (including any Subsidiary), so long as the successor entity (if other than the Borrower) (i) is a Person organized and duly existing under the law of any state of the United States and (ii) assumes, in form reasonably satisfactory to the Administrative Agent, all of the obligations of the Borrower under this Agreement, (b) any merger or consolidation of a Significant Subsidiary with another Subsidiary, provided that the continuing Person shall be a Significant Subsidiary, and (c) any merger or consolidation of a Significant Subsidiary with another Person if after giving effect thereto the survivor is no longer a Significant Subsidiary and the assets of such Significant Subsidiary could have been Disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Significant Subsidiary. In the event of any merger or consolidation of or by the Borrower in which the Borrower is not the surviving entity, the surviving entity of such merger or consolidation shall deliver to the Administrative Agent for the benefit of the Lenders all information reasonably necessary to comply with the identification requirements of the Act (as defined in Section 10.17).
Section 7.4    Disposition of Property. The Borrower shall not, directly or indirectly, Dispose of, in one transaction or a series of transactions, all or substantially all of its business or property, whether now owned or hereafter acquired; it being acknowledged and agreed that any Disposition of the Borrower’s transmission assets in one or more transactions which account, in aggregate from the Restatement Effective Date, for less than 50% of the greater of the consolidated total assets of the Borrower and its Subsidiaries taken as a whole and as shown on (i) the consolidated balance sheet of the Borrower as of the last day of the immediately preceding fiscal year in which such balance sheet was prepared or (ii) the consolidated balance sheet of the Borrower as of December 31, 2013 shall not constitute a Disposition of “all or substantially all” assets and shall be permitted hereunder.
Section 7.5    Clauses Restricting Subsidiary Distributions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective (including by way of amendment, supplement or other modification of an agreement existing on the Restatement Effective Date) any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Borrower to make payments, directly or indirectly, to its shareholders by way of dividends, repayment of loans or intercompany charges, or other returns on investments that is more restrictive than any such encumbrance or restriction applicable to such Significant Subsidiary on the Restatement Effective Date; provided that this Section 7.5 shall not apply to (a) limitations or restrictions imposed by law or in regulatory proceedings or (b) financial covenants contained in any agreement or indenture requiring compliance with financial tests or ratios, so long as such financial covenants could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due.
Section 7.6    Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and Letters of Credit shall be used for general corporate purposes of the

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Borrower and its Subsidiaries; provided, however, that no part of the proceeds of any Revolving Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X of the Board. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and, to its knowledge, its or their respective directors, officers, employees and agents (in each case, in its respective capacity as such) shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case, in violation of law or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:
(a)the Borrower shall fail to pay any principal of any Revolving Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d)the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase,

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redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) Indebtedness that becomes due as a result of (A) the Borrower or any Significant Subsidiary effecting an optional redemption, voluntary prepayment, voluntary defeasance or voluntary repurchase of such Indebtedness or (B) a similar event or condition occurring at the election of the Borrower or any Significant Subsidiary or (iii) Swap Agreements and Commodity Swap Agreements that are cancelled or terminated at the option of either party thereto, other than as a result of a default, event of default or early termination event; or

(f)    (i) the Borrower or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Significant Subsidiary shall take any formal corporate action to effect, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    an ERISA Event that could reasonably be expected to have a Material Adverse Effect shall occur; or

(h)    one or more monetary judgments or decrees shall be entered against the Borrower or any Significant Subsidiary in an amount (to be calculated net of amounts (y) paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage and/or (z) for which the Borrower maintains or has established reserves as set forth below) of $75,000,000 or more, and such judgments or decrees shall not have been satisfied (or solely to the extent not yet due, reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary

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in respect of such judgments or decrees), vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)    a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit. During the continuance of an Event of Default, the Administrative Agent may, or upon the request of the Required Lenders shall, apply any Excess Balance (as defined below) to repay the Obligations. If all Obligations (other than L/C Exposure in respect of undrawn Letters of Credit) have been paid in full, the Excess Balance shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). If no Event of Default is then continuing, the Administrative Agent shall return to the Borrower the balance in the cash collateral account. For purposes hereof, “Excess Balance” means the amount by which the balance in the cash collateral account exceeds the undrawn and unexpired amount of the Letters of Credit. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

THE AGENTS

Section 9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

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Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

Section 9.3    Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

Section 9.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note had been assigned in accordance with the provisions of Section 10.6 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders

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(or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Loans.
Section 9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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Section 9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Revolving Loans shall have been paid in full, ratably in accordance with such Revolving Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Revolving Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Revolving Loans and all other amounts payable hereunder.

Section 9.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent. With respect to its Revolving Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a

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successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
Section 9.10    Documentation Agent and Syndication Agents. Neither the Documentation Agent nor any Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

MISCELLANEOUS

Section 10.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) except as set forth in Section 2.17, forgive the principal amount or extend the final scheduled date of maturity of any Revolving Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) modify or amend this Section 10.1 without the written consent of all Lenders; (iii) modify the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents not otherwise permitted hereunder or thereunder, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.11(a) or Section 2.11(b) without the written consent of each Lender directly affected thereby, (v) amend, modify or waive any provision of Section 9 or any other provision hereof relating to the rights or duties of the Administrative Agent, without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 3 or any other provision hereof relating to the rights or duties of the Issuing Lenders, without the written consent of each Issuing Lender or (vii) amend, modify or waive any provision of Section 2.18 without the written consent of the Administrative Agent and each Issuing Lender. Notwithstanding anything contained in this Section 10.1, the Revolving Termination Date with respect to any Lender may not be extended with respect to such Lender without its written consent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be

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binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Revolving Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver, except to the extent expressly provided therein, shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Administrative Agent may waive payment of the fee required by Section 10.6(b)(ii)(B) without obtaining the consent of any other party to this Agreement.
Section 10.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission or telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	414 Nicollet Mall Minneapolis, MN 55401 Attention: Treasurer Telecopy: 612-215-5311 Telephone: 612-215-4627 Email: george.tyson@xcelenergy.com
Administrative Agent:	JPMorgan Chase Bank, N.A. 500 Stanton Christiania Road, Ops 2, Floor 03 Newark, DE 19713 Attention: Brittany Tidwell Telecopy: 302-634-1417 Telephone: 302-634-2225 Email: brittany.m.tidwell@jpmorgan.com
with a copy to:	JPMorgan Chase Bank, N.A. 383 Madison Ave., 24th Floor New York, NY 10179 Attention: Peter Christensen Telecopy: 212-270-3089 Telephone: 212-270-3917 Email: Peter.Christensen@jpmorgan.com

; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received; provided further, if any notice or other communication is

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received by the recipient after its normal business hours, such notice or other communication shall be deemed received upon the opening of the next Business Day.
Unless and until the Administrative Agent is notified in writing by the Borrower to the contrary, the Borrower hereby authorizes the Administrative Agent to rely on any notices in respect of the making, extension, conversion or continuation of Revolving Loans and the Types of Revolving Loans and the Interest Periods applicable to Eurodollar Loans given by any Responsible Officer or any designee of a Responsible Officer of which the Administrative Agent is notified in writing. Notices by the Borrower in respect of the making, extension, conversion or continuation of Revolving Loans and the Types of Revolving Loans and the Interest Periods applicable to Eurodollar Loans may be given telephonically, and the Borrower agrees that the Administrative Agent may rely on any such notices made by any person or persons which the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of any telephonic notice, if such confirmation is requested by the Administrative Agent. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Information required to be delivered pursuant to Sections 6.1 and 6.2(b) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge.
Section 10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and other extensions of credit hereunder.

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Section 10.5    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses; provided, however, the Borrower shall only be liable for the fees and expenses of one counsel for the Arranger Parties, the Administrative Agent and the Lenders, collectively, from time to time, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, Arranger Party and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents other than any Excluded Taxes, and (d) to pay, indemnify, and hold each Lender, Arranger Party and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Revolving Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of their properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee, (ii) a material breach by such Indemnitee of its obligations hereunder or under the other Loan Documents or (iii) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent or the Arranger Parties in their capacities as such) and not involving any act or omission of the

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Borrower or its Subsidiaries or any of their Affiliates (or such person’s officers, directors, employees, advisors, agents or representatives). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery that arise as a result of such Indemnitee’s status as a Lender or the Administrative Agent, or an officer, director, employee, affiliate, agent or controlling person thereof, with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent that such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses are found by a final non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor, and such demand shall set forth in reasonable detail the basis for and calculation of any such amounts claimed as owing by the Borrower. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Revolving Loans and all other amounts payable hereunder and the termination of this Agreement.
Section 10.6    Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) except as otherwise permitted in Section 7.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. For the avoidance of doubt, assignments to natural persons shall not be permitted.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more financial institutions or other entities (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Revolving Loans at the time owing to it) with the prior written consent of:

(A)the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender or, if an Event of Default has occurred and is continuing, any other Person; and

(B)    the Administrative Agent and each Issuing Lender (such consents shall not be unreasonably withheld or delayed).

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(ii)    Assignments shall be subject to the following additional conditions:

(A)no Lender may assign or otherwise transfer its rights or obligations hereunder to the Borrower or its Affiliates;

(B)except in the case of an assignment to a Lender or an affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments or Revolving Loans, the amount of the Revolving Commitments or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower, the Administrative Agent and each Issuing Lender otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates, if any;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)the Assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.5 in respect of the period that it was a Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Revolving Loans and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the

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Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Revolving Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of such Lender pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent, if any, as the Lender from which such Participant has acquired its interest. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In addition, any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.13 unless such Participant complies with Section 2.13(d).

(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the

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“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations to a Federal Reserve Bank.
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
Section 10.7    Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Revolving Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, at any time after the Revolving Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency or Affiliate

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thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.12    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, City of New York, Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially

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similar form of mail), postage prepaid, to such party at its address set forth or referenced in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    without limiting the Borrower’s obligations under Section 10.5(d), waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section or otherwise, any special, exemplary, punitive or consequential damages.

Section 10.13    Acknowledgements. The Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 10.14    Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all information provided to it by or on behalf of the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement and to use such information solely in connection with evaluating, administering, structuring and/or approving the credit facility contemplated hereby; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (b) subject to an agreement to comply with the provisions of this Section or provisions at least as restrictive as those in this Section, to any actual or prospective Transferee or any direct or indirect counterparty (or any professional advisor to such counterparty) to any Swap Agreement with respect to this Agreement, the Revolving Loans or the Revolving Commitments, or to any credit insurance provider in connection with insuring and/or approving the credit facility contemplated hereby, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (d) upon the request or demand of any Governmental Authority having regulatory or oversight jurisdiction

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over the Administrative Agent and/or the Lenders, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to notify the Borrower reasonably in advance thereof to permit the Borrower the opportunity to contest such disclosure, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to (x) notify the Borrower reasonably in advance thereof to permit the Borrower the opportunity to contest such disclosure and (y) limit such disclosure to those matters so required to be disclosed, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.14, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Loans and (k) with the prior written consent of the Borrowers.
Section 10.15    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.16    [Reserved].

Section 10.17    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 10.18    No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Documentation Agent, the Syndication Agents, the Issuing Lenders, the Lenders, the Arranger Parties and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Documentation Agent, the Syndication Agents, the Issuing Lenders, the Lenders and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation, as Borrower
By: /s/ George E. Tyson, II
Name:    George E. Tyson II
Title:     Vice President and Treasurer

Signature page to Southwestern Public Service Company Credit Agreement

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LENDERS:

JPMORGAN CHASE BANK, N.A., individually as Lender and Administrative Agent

By: /s/ Peter Christensen
Name:	Peter Christensen
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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BANK OF AMERICA, N.A

By: /s/ Peter Engel
Name:	Peter Engel
Title:	Director

Signature page to Southwestern Public Service Company Credit Agreement

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BARCLAYS BANK PLC

By: /s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

Signature page to Southwestern Public Service Company Credit Agreement

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Nick Brokke
Name:	Nick Brokke
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael T. Sagges
Name:	Michael T. Sagges
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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BNP PARIBAS

By: /s/ Dennis O’Meara
Name:	Dennis O’Meara
Title:	Managing Director

By: /s/ Nicolas Anberree
Name:	Nicolas Anberree
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By: /s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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GOLDMAN SACHS BANK USA

By: /s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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KEYBANK NATIONAL ASSOCIATION

By: /s/ Keven D Smith
Name:	Keven D Smith
Title:	Senior Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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MORGAN STANLEY BANK, N.A.

By: /s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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BANK OF MONTREAL

By: /s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Signature page to Southwestern Public Service Company Credit Agreement

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THE BANK OF NEW YORK MELLON

By: /s/ Mark W. Rogers
Name:	Mark W. Rogers
Title:	Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

Signature page to Southwestern Public Service Company Credit Agreement

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MIZUHO BANK, LTD.

By: /s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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THE BANK OF NOVA SCOTIA

By: /s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

Signature page to Southwestern Public Service Company Credit Agreement

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ROYAL BANK OF CANADA

By: /s/ D. Scott McMurtry
Name:	D. Scott McMurtry
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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TD BANK, N.A.

By: /s/ Vijay Prasad
Name:	Vijay Prasad
Title:	Senior Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By: /s/ Anju Abraham
Name:	Anju Abraham
Title:	Authorized Signatory

By: /s/ Gordon R. Eadon
Name:	Gordon R. Eadon
Title:	Authorized Signatory

Signature page to Southwestern Public Service Company Credit Agreement

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PNC BANK, NATIONAL ASSOCIATION

By: /s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Senior Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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THE NORTHERN TRUST COMPANY

By: /s/ Molly Drennan
Name:	Molly Drennan
Title:	Senior Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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AMARILLO NATIONAL BANK

By: /s/ William Ware
Name:	William Ware
Title:	Executive Vice President

Signature page to Southwestern Public Service Company Credit Agreement

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SCHEDULE 1.1A

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$24,727,272.73
Bank of America, N.A.	$24,727,272.73
Barclays Bank PLC	$24,727,272.73
Wells Fargo Bank, National Association	$24,727,272.73
U.S. Bank National Association	$18,472,727.27
BNP Paribas	$18,472,727.27
Credit Suisse AG, Cayman Islands Branch	$18,472,727.27
Goldman Sachs Bank USA	$18,472,727.27
KeyBank National Association	$18,472,727.27
Morgan Stanley Bank, N.A.	$18,472,727.27
The Royal Bank of Scotland plc	$18,472,727.27
Bank of Montreal	$18,472,727.27
The Bank of New York Mellon	$18,472,727.27
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$18,472,727.27
Mizuho Bank, Ltd.	$18,472,727.27
The Bank of Nova Scotia	$18,472,727.27
Royal Bank of Canada	$18,472,727.27
TD Bank, N.A.	$18,472,727.27
Canadian Imperial Bank of Commerce, New York Branch	$18,472,727.27
PNC Bank, National Association	$9,818,181.82
The Northern Trust Company	$9,818,181.82
Amarillo National Bank	$4,363,636.39
All Lenders	$400,000,000.00

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SCHEDULE 1.1B
EXISTING LETTERS OF CREDIT

1.    Letter of Credit No. 792639
▪Face Amount: $30,000,000
▪Issued by: JPMorgan Chase Bank, N.A.
▪Beneficiary: Southwest Power Pool
▪Expiration: November 30, 2015, with automatic renewal

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SCHEDULE 4.1

FINANCIAL CONDITION
None.

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SCHEDULE 4.2

NO CHANGE
None.

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SCHEDULE 7.2

EXISTING LIENS
None.

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EXHIBIT A
FORM OF
CLOSING CERTIFICATE
[_____], 2014
Pursuant to Section 5.3(f) of the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; terms defined therein being used herein as therein defined), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of the Borrower hereby certifies as follows:
1.    The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
2.    _______________ is the duly elected and qualified [Corporate Secretary] of the Borrower and the signature set forth for such officer below is such officer’s true and genuine signature.
3.    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Revolving Loans to be made on the date hereof and the use of proceeds thereof.
4.    The conditions precedent set forth in Section 5.3 of the Amended and Restated Credit Agreement were satisfied as of the Restatement Effective Date.
The undersigned [Corporate Secretary] of the Borrower certifies as follows:
1.    Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on the date set forth therein; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.
2.    Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

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3.    Attached hereto as Annex 3 is a true and complete copy of the Articles of Incorporation of the Borrower as in effect on the date hereof.
4.    The persons identified on Annex 4 attached hereto are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names in such Annex, and the signatures appearing opposite their respective names in such Annex are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party.
IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

Name:    Name:
Title:    Title: [Corporate Secretary]

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EXHIBIT B
FORM OF
ASSIGNMENT AND ASSUMPTION
Reference is made to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Amended and Restated Credit Agreement with respect to the credit facility contained in the Amended and Restated Credit Agreement in a principal amount as set forth on Schedule 1 hereto.
2.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Amended and Restated Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Amended and Restated Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) represents and warrants that the consideration it is using or will use at any time to make its Revolving Extensions of Credit does not constitute “plan assets” (as defined under ERISA); (c) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of such financial statements (to the extent required to be delivered by the Borrower under the Amended and Restated Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (d) agrees that it will, independently and without reliance upon the Assignor, any Agent or any Lender and based on

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such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended and Restated Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Amended and Restated Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Amended and Restated Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.13(d) of the Amended and Restated Credit Agreement.
4.    Subject to obtaining all necessary consents on or prior to such date, the effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption and receipt of all necessary consents, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Amended and Restated Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts, which have accrued on or subsequent to the Effective Date.
6.    From and after the Effective Date, (a) the Assignee shall be a party to the Amended and Restated Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Amended and Restated Credit Agreement.
7.    This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

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Schedule 1 to Assignment and Assumption
with respect to the Amended and Restated Credit Agreement, dated as of October 14, 2014, among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent
Name of Assignor:
Name of Assignee:
Effective Date of Assignment:
Principal Amount Assigned: $

[NAME OF ASSIGNEE] By: ____________________________ Title:	[NAME OF ASSIGNOR] By: ___________________________ Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent[1] By: ____________________________ Title:	SOUTHWESTERN PUBLIC SERVICE COMPANY[2] By: ___________________________ Title:
______________, as an Issuing Lender[3] By: ___________________________ Title:

[1]	Consent of Administrative Agent required for each assignment.

[2]	Consent of Borrower required for each assignment unless (x) assignment is to a Lender or (y) an Event of Default has occurred and is continuing.

[3]	Consent of each Issuing Lender required for each assignment.

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EXHIBIT C
FORM OF EXEMPTION CERTIFICATE
Reference is made to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
_____________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.13(d) of the Amended and Restated Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
1.    The Non-U.S. Lender is the sole record and beneficial owner of the Revolving Loans in respect of which it is providing this certificate.
2.    The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
(a)    the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b)    the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.
3.    The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.
4.    The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
IN WITNESS WHEREOF, the undersigned has duly executed this certificate.
[NAME OF NON-U.S. LENDER]
By:    ________________________
Name:
Title:

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Date:    ____________________

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EXHIBIT D-1
FORM OF NEW LENDER SUPPLEMENT
NEW LENDER SUPPLEMENT, dated ____________, to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
W I T N E S S E T H :
WHEREAS, the Amended and Restated Credit Agreement provides in Section 2.1(c) thereof that any bank, financial institution or other entity may become a party to the Amended and Restated Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Amended and Restated Credit Agreement in substantially the form of this New Lender Supplement; and
WHEREAS, the undersigned now desires to become a party to the Amended and Restated Credit Agreement;
NOW, THEREFORE, the undersigned hereby agrees as follows:
1.    The undersigned agrees to be bound by the provisions of the Amended and Restated Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Amended and Restated Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $ ___________________.
2.    The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) represents and warrants that the consideration it is using or will use at any time to make its Revolving Extensions of Credit does not constitute “plan assets” (as defined under ERISA); (c) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of such financial statements (to the extent required to be delivered by the Borrower under the Amended and Restated Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (d) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (e) appoints and

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authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended and Restated Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Amended and Restated Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Amended and Restated Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.13(d) of the Amended and Restated Credit Agreement.
3.    The undersigned’s address for notices for the purposes of the Amended and Restated Credit Agreement is as follows:
[INSERT NOTICE ADDRESS]
IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF LENDER]
By:    ________________________
Name:
Title:
Accepted this _____ day of
____________, ____.
SOUTHWESTERN PUBLIC SERVICE COMPANY
By    ________________________
Name:
Title:

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Accepted this ____ day of
_____________, ____.
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By    ________________________
Name:
Title:

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EXHIBIT D-2
FORM OF INCREASED REVOLVING COMMITMENT ACTIVATION NOTICE
To:    JPMORGAN CHASE BANK, N.A., as Administrative Agent
Dated:    ____________________
Reference is hereby made to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
This notice is the Increased Revolving Commitment Activation Notice referred to in Section 2.1(b) of the Amended and Restated Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.
Each Lender party hereto agrees to make or increase the amount of its Revolving Commitment to the amount set forth opposite such Lender’s name below under the caption “Increased Revolving Commitment Amount”.

2.	The Increased Revolving Commitment Closing Date is ________.

3.
The Borrower hereby represents and warrants that (i) each of the representations and warranties (other than representations and warranties contained in Sections 4.2 and 4.6 of the Amended and Restated Credit Agreement) made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Increased Revolving Commitment Closing Date as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default will exist after giving effect to the increase specified herein, (iii) the resolutions of the board of directors of the Borrower delivered on the Restatement Effective Date authorize the increase specified herein (and such resolutions have not been revoked or amended in any respect and are in full force and effect), and (iv) the Borrower has received all necessary Governmental Authority authorizations, approvals or consents, if any, required with respect to the increase specified herein (and such authorizations, approvals and consents are in full force and effect), except where the failure to have received or

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obtained any such authorization, approval or consent could not reasonably be expected to have a Material Adverse Effect.
SOUTHWESTERN PUBLIC SERVICE COMPANY
By:    ________________________
Name:
Title:

Increased Revolving Commitment Amount    [NAME OF LENDER]
$
By:    ________________________
Name:
Title:

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EXHIBIT E-1
FORM OF EXTENSION REQUEST1
________, 20__
JPMorgan Chase Bank, N.A., as Administrative Agent
Reference is made to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
Pursuant to Section 2.17(a) of the Amended and Restated Credit Agreement, the Borrower hereby requests that the Lenders extend the Revolving Termination Date now in effect by a period of one year, to [______], 20__.
Very truly yours,
SOUTHWESTERN PUBLIC SERVICE COMPANY
By:    ________________________
Name:
Title:

1    Extension Request may be given no earlier than the first anniversary of the Restatement Effective Date and no later than 45 days prior to the then applicable Revolving Termination Date.

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EXHIBIT E-2
FORM OF CONTINUATION NOTICE1
________, 20__
JPMorgan Chase Bank, N.A., as Administrative Agent
Reference is made to the Amended and Restated Credit Agreement, dated as of October 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among Southwestern Public Service Company, a New Mexico corporation (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement.
The undersigned Lender is delivering this Continuation Notice in response to the
Extension Request dated __________, 20__. Pursuant to Section 2.17(a) of the Amended and Restated Credit Agreement, the undersigned Lender hereby consents, in its sole discretion, to the extension of the Revolving Termination Date to [_____], 20__ as requested by the Borrower in the Extension Request.
Very truly yours,
[NAME OF LENDER]
By:    ________________________
Name:
Title:

1    Continuation Notice must be received by the Administrative Agent no later than 30 days after the applicable Extension Request is given by the Borrower (or such later date as the Borrower has specified in the applicable Extension Request). Any Lender that fails to submit a Continuation Notice by such date shall be deemed not to have consented to the requested extension and shall constitute a Non-Extending Lender.

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